Exhibit 99.1

SemGroup Corporation Announces Agreement to Acquire Rose Rock Midstream

•	All equity transaction expected to be immediately accretive to SEMG shareholders

•	RRMS unitholders to receive 0.8136 shares of SEMG per RRMS unit

•	7.4% and 19.2% implied premium to RRMS 10-trading day and 20-trading day volume-weighted average closing prices, respectively

•	SEMG is targeting an 8% compound annual dividend growth rate and dividend coverage of 1.5x or greater through 2018

•	Simplifies corporate capital structure and expected to improve cost of capital

•	Provides financial flexibility to execute on strategic growth plan

•	SemGroup will continue to have ~$1.1 billion of liquidity following this transaction

•	Transaction expected to be viewed ratings positive by the ratings agencies

•	Targeting transaction to close in third quarter 2016

Tulsa, OK - May 31, 2016 - SemGroup® Corporation (NYSE: SEMG) and Rose Rock Midstream (NYSE: RRMS) today announced an agreement under which SemGroup will acquire all of the outstanding common units of Rose Rock not already owned by SemGroup in an all stock-for-unit transaction at a ratio of 0.8136 SemGroup common shares per Rose Rock common unit. The implied Rose Rock unit price represents a 7.4% and 19.2% premium to its volume-weighted average prices during the 10-trading days and 20-trading days ending May 27, 2016, respectively.

Following completion of the transaction, SemGroup is targeting an 8% compound annual dividend growth rate and dividend coverage of 1.5 times or greater through 2018. Both SemGroup and Rose Rock expect to maintain their current level of dividends and distributions, respectively, through closing of this transaction.

“We are pleased to announce the combination of SemGroup and Rose Rock, which we expect will provide immediate and long-term benefits for SemGroup and Rose Rock investors,” said Carlin Conner, president and chief executive officer of SemGroup. “We expect the transaction will simplify our corporate capital structure and deliver several important benefits to our shareholders. The elimination of Rose Rock’s incentive distribution structure coupled with Rose Rock’s fee-based cash flows from strong investment grade counterparties will help drive SemGroup’s strategic growth plans. We anticipate that Rose Rock’s businesses, already managed by SemGroup, will enhance our combined credit profile, dividend coverage, and future dividend growth beyond 2016.”

The transaction will be a taxable event to Rose Rock unitholders with recognition of gain or loss in the same manner as if they had sold their Rose Rock units for cash equivalent to the fair market value of the SemGroup shares received. SemGroup will receive tax benefits over an approximate 15 year period from the asset step-up resulting from the consideration paid to the Rose Rock unitholders. Combined with SemGroup’s current NOLs and projected accelerated tax depreciation for future capital expenditures, the company does not anticipate being a significant U.S. taxpayer through 2020.

Conditions to Closing and Timeline to Completion

Rose Rock was represented in the negotiations by its general partner’s Conflicts Committee, which comprises independent members of its general partner’s board of directors. The Rose Rock Conflicts Committee granted Special Approval of the transaction pursuant to the Rose Rock limited partnership agreement and recommended approval of the transaction to the board of directors of the general partner of Rose Rock. The transaction was approved by the boards of directors of both the general partner of Rose Rock and SemGroup.

The transaction is subject to the approval of the SemGroup shareholders and common unitholders of Rose Rock. SemGroup owns 56% of the Rose Rock common units, which is sufficient to approve the transaction on behalf of the holders of Rose Rock common units. Upon completion of the transaction, all of the outstanding common units of Rose Rock will be owned by SemGroup. As a result, Rose Rock will no longer be publicly traded and related IDRs will be eliminated. Subject to customary approvals and conditions, the transaction is expected to close in the third quarter of 2016.

Advisors

Barclays and Citigroup acted as financial advisors and Gibson, Dunn & Crutcher LLP acted as legal counsel to SemGroup on this transaction. Potter Anderson & Corroon LLP acted as legal counsel to the SemGroup Board of Directors. Evercore Group L.L.C., Akin Gump Strauss Hauer & Feld LLP and Morris, Nichols, Arsht & Tunnell LLP acted as financial and legal advisors, respectively, to the Conflicts Committee of the general partner of Rose Rock.

Conference Call and Investor Presentation

SemGroup will discuss the transaction on May 31, 2016 at 8:30 a.m. Eastern Time. The conference call can be accessed via webcast here or through the Events and Presentations section of SemGroup’s website at www.semgroupcorp.com, or by dialing 1-866-270-1533 for U.S. callers or 1-412-317-0797 for international callers. A replay will be available following completion of the webcast through the Investor’s section of the website. An investor presentation regarding the transaction has been posted on the Events and Presentations section of the SemGroup and Rose Rock Midstream websites.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the proposed business combination transaction between SemGroup Corporation (“SEMG” or “us”) and Rose Rock Midstream, L.P. (“RRMS”), SEMG will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) that will include a joint solicitation statement/prospectus and other relevant documents concerning the proposed transaction. YOU ARE URGED TO READ THE JOINT SOLICITATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SEMG, RRMS AND THE PROPOSED TRANSACTION. You will be able to obtain the joint solicitation statement/prospectus (when it becomes available) and the other documents filed with the Commission free of charge at the Commission’s website, www.sec.gov. In addition, you may obtain free copies of the joint solicitation statement/prospectus (when it becomes available) and the other documents filed by SEMG and RRMS with the Commission by requesting them in writing from SemGroup Corporation, Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-8100, or from Rose Rock Midstream, L.P., Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216, Attention: Investor Relations, or by telephone at (918) 524-7700.

SEMG and RRMS and their respective directors and executive officers may be deemed under the rules of the Commission to be participants (as defined in Schedule 14A under the Exchange Act) in respect of the proposed transaction. Information about SEMG’s directors and executive officers and their ownership of SEMG common stock is set forth in SEMG’s proxy statement on Schedule 14A filed on April 13, 2016 with the Commission. Information about the directors and executive officers and their ownership of RRMS common units representing limited partnership interests is set forth in RRMS’s Annual Report on Form 10-K for the year ended December 31, 2015 filed on February 26, 2016 with the Commission. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be contained in the joint solicitation statement/prospectus and other materials when they are filed with the Commission.

About SemGroup and Rose Rock Midstream

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy. Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

SemGroup uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.semgroupcorp.com, our Twitter account and LinkedIn account.

Forward-Looking Statements

Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release regarding the benefits of the proposed transaction involving SEMG and RRMS, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks, and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in Item 1A of our most recent Annual Report on Form 10-K, entitled “Risk Factors,” risk factors discussed in other reports that we file with the Commission and the following risks arising in connection with or impacted as a result of the proposed merger of RRMS and PBMS, LLC, a Delaware limited liability company and our indirect wholly owned subsidiary (the “Proposed Merger”):

•	The closing, expected timing, and benefits of the Proposed Merger;

•	Our ability, following the Proposed Merger, to generate sufficient cash flow from operations to enable us to pay our obligations and our current and expected dividends or to fund our liquidity needs;

•	The levels of expected future dividends to holders of our common stock;

•	Expected levels of future cash distributions by RRMS with respect to general partner interests, incentive distribution rights and limited partner interests;

•	The effect of our debt level on our future financial and operating flexibility, including our ability to obtain additional capital on terms that are favorable to us;

•	Our ability to access the debt and equity markets, which will depend on general markets conditions and the credit ratings for our debt obligations and equity; and

•	Amounts and nature of future capital requirements.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Investors are urged to closely consider the disclosures and risk factors in SEMG’s and RRMS’s annual reports on Form 10-K each filed with the SEC on Feb. 26, 2016, and each of our respective quarterly reports on Form 10-Q available from our offices or websites at ir.semgroupcorp.com and ir.rrmidtsream.com.

SemGroup and Rose Rock Midstream use their Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations websites at ir.semgroupcorp.com and ir.rrmidstream.com.

Contacts:

Investor Relations:

Alisa Perkins

918-524-8081

investor.relations@semgroupcorp.com

Media:

Kiley Roberson

918-524-8594

kroberson@semgroupcorp.com